Exhibit 1.1

6,700,000 Shares

ADESTO TECHNOLOGIES CORPORATION

Common Stock

UNDERWRITING AGREEMENT

July 10, 2018

Cowen and Company, LLC

Needham & Company, LLC

As Representatives of the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o Needham & Company, LLC

250 Park Avenue

New York, NY  10177

Ladies and Gentlemen:

Adesto Technologies Corporation, a Delaware corporation (the “Company”), proposes to issue and sell, pursuant to the terms of this Agreement, 6,700,000 shares (the “Firm Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), to you and to the several other Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”).  The Company has also agreed to grant to you and the other Underwriters an option (the “Option”) to purchase up to an additional 1,005,000 shares of Common Stock, on the terms and for the purposes set forth in Section 1(b) (the “Option Shares”). Pursuant to that certain Agreement and Plan of Merger, dated as of June 28, 2018 (as amended, the “Merger Agreement”), by and among the Company, Circuit Acquisition Corporation, a wholly owned subsidiary of the Company (“Merger Sub”), and Echelon Corporation (“Echelon”), subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Echelon, on the terms and conditions set forth therein (such transaction, the “Merger”), with Echelon as the surviving corporation. The Company intends to use the proceeds of the issuance and sale of the Shares in part to finance the Merger and for general corporate purposes.

The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

1.  Agreement to Sell and Purchase.

(a)                                 On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto, at the purchase price of $5.616 for each Firm Share.

(b)                                 Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 1,005,000 Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares.  The Option may be exercised for the sole purpose of covering sales of shares in excess of the number of Firm Shares and may be exercised in whole or in part at any time or from time to time on or before the 30th day after the date of this Agreement upon written (including email) or telegraphic notice (an “Option Shares Notice”) by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the date of any such closing, an “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase.  On an Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the applicable Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

2.  Delivery and Payment.  Delivery of electronic book entries made for the Firm Shares shall be made to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment by the Underwriters of the purchase price by wire transfer payable in same-day funds to the order of the Company at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the second (or, if the purchase price set forth in Section 1(a) hereof is determined after 4:30 p.m., New York City time, the third) business day after the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the “Closing Date”).

To the extent the Option is exercised, delivery of electronic book entries made for the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the applicable Option Shares Notice.

The Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, by written notice to the Company, and shall be delivered by or on behalf of the Company as instructed by the Representatives through the facilities of The Depository Trust Company (“DTC”).  The Company agrees to cause the book entries representing the Shares to be made available for checking or evidence of their issuance available for inspection at least 24 hours prior to the Closing Date or the applicable Option Closing Date, as the case may be.  If the Representatives so elect, delivery of the Shares may be made by credit through full FAST transfer to the accounts at DTC designated by the Representatives.

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and the Option Shares by the Company to the respective Underwriters shall be borne by the Company.  The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

3.  Representations and Warranties of the Company.  The Company represents, warrants and covenants to each Underwriter as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), that:

(a)                                 The Company meets the requirements for the use of Form S-3, a registration statement (Registration No.  333-224790) on Form S-3 relating to the Shares, including a base prospectus relating to the Shares (the “Base Prospectus”) and such amendments thereto as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission, and has been declared effective by the Commission.  A final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations (such final prospectus supplement, as so filed, the “Prospectus Supplement”).  Such registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations (including Rule 430B thereof), and any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations (“Rule 462(b)”), is herein called the “Registration Statement.” The term “preliminary prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”).  The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement.  Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”), the date of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.  The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii)

is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(b)                                 No order preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b)) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.  On the Effective Date, on the date the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the applicable Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules and Regulations”), and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations.  As of the applicable effective date as to each part of the Registration Statement, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto, taken together, did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including any preliminary prospectus or the Prospectus Supplement, is filed with the Commission, the date of first use of any preliminary prospectus or the Prospectus Supplement, and at the Closing Date and, if later, the applicable Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and, the Pricing Prospectus (as defined below) and the documents and information listed on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:00 p.m. (Eastern time) on July 10, 2018, or such other time as agreed by the Company and Cowen and Company, LLC.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including information in any document incorporated by reference therein that has not been superseded or modified.  If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented to correct such untrue statement or omission.

The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto.  The Company acknowledges that the statements set forth in the eighth, ninth, tenth, eleventh and fourteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus (the “Underwriter Information”) constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c)                                  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (ii) as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Rules and Regulations

(“Rule 405”)), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(d)                                 The documents that are incorporated by reference in the Base Prospectus, any preliminary prospectus, the Pricing Prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.  No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto.

(e)                                  The consolidated financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of operations, comprehensive loss, convertible preferred stock and stockholders’ equity (deficit), and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal recurring adjustments and the exclusion of certain footnotes.  The summary and selected historical financial data of the Company incorporated by reference in the Registration Statement, Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information included therein or incorporated by reference. The unaudited pro forma condensed combined financial statements and the data of the Company and its subsidiaries and the related notes thereto included under the caption “Unaudited Pro Forma Condensed Combined Financial Information” and elsewhere in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements (including, without limitation, the requirements of Regulation S-X) and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(f)                                   The consolidated financial statements of Echelon (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the financial position of Echelon and its consolidated subsidiaries at the dates indicated and the consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows of Echelon and its consolidated subsidiaries for the periods specified; and, to the Company’s knowledge, such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal recurring adjustments and the exclusion of certain footnotes.  The summary and selected historical financial data of Echelon incorporated by reference in the Registration Statement, Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information included therein or incorporated by reference.

(g)                                  BPM LLP (“BPM”), whose reports are filed with the Commission and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, are and, during the periods covered by their reports, were independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.

(h)                                 To the Company’s knowledge, Armanino LLP (“Armanino”), whose reports are filed with the Commission and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, are and, during the periods covered by their reports, were independent public accountants with respect to Echelon as required by the Act and the Rules and Regulations.

(i)                                     The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), and Echelon and Echelon’s subsidiaries, is duly organized as a corporation, partnership, joint venture, association or other business organization, as applicable, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and to own, lease and operate its properties.  All of the issued shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever.  None of the Company’s subsidiaries are “significant subsidiaries” as defined in Rule 405 of the Rules and Regulations.  The Company and each of its subsidiaries, and, Echelon and each of Echelon’s subsidiaries, is duly qualified to do business and is in good standing as a foreign corporation, partnership, joint venture, association or other business organization in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not reasonably be expected to have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Company Material Adverse Effect”) or, in the case of Echelon and Echelon’s subsidiaries, a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of Echelon and its subsidiaries considered as a whole (an “Echelon Material Adverse Effect”); and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(j)                                    The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.  The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Except as may be required under the Act, the Rules and Regulations, state and foreign Blue Sky laws or by The NASDAQ Stock Market, or the Financial Industry Regulatory Authority (“FINRA”), no other Permits are required to enter into, deliver and perform this Agreement and the Merger Agreement and to issue and sell the Shares.

(k)                                 The Company and each of its subsidiaries and, to the Company’s knowledge, each of Echelon and Echelon’s subsidiaries, owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, “Intellectual Property”) and has such other licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted and as now proposed to be conducted, and, to the Company’s and its subsidiaries’ knowledge, none of the Intellectual Property rights owned or licensed by the Company or any of its subsidiaries, or Echelon or Echelon’s subsidiaries, is invalid or unenforceable.  The Company has no knowledge of any infringement by it or any of its subsidiaries, or Echelon or Echelon’s subsidiaries, of Intellectual Property rights of others, where such infringement would reasonably be expected to have a Company Material Adverse Effect or an Echelon Material Adverse Effect, as applicable.  The Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its subsidiaries, or Echelon or Echelon’s subsidiaries, with respect to, any Intellectual Property.  There is no claim being made against the Company or any of its subsidiaries or, to the Company’s knowledge, Echelon or Echelon’s subsidiaries, or any employee of the Company or any of its subsidiaries, or of Echelon or Echelon’s subsidiaries, regarding Intellectual Property or other infringement which, singly or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or an Echelon Material Adverse Effect, as applicable.  The Company and its subsidiaries have not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its subsidiaries, or Echelon or Echelon’s subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would reasonably be expected to have a Company Material Adverse Effect or Echelon Material Adverse Effect, as applicable.

(l)                                     Neither the Company nor any of its subsidiaries, nor Echelon or any of Echelon’s subsidiaries, owns any real property.  The Company and each of its subsidiaries, and, to the Company’s knowledge, Echelon and each of Echelon’s subsidiaries, has good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries, or Echelon and Echelon’s subsidiaries.  All property held under lease by the Company and its subsidiaries, and, to the Company’s knowledge, Echelon and its subsidiaries, is held by them under valid, existing and, to the Company’s knowledge, enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material to the Company’s or Echelon’s business and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries, or Echelon and Echelon’s subsidiaries.

(m)                             Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus and except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus, the Prospectus or, in the case of clause (i),  the terms of the Merger Agreement, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of options to purchase the Common Stock or vesting of restricted stock units granted pursuant to the Company’s employee stock purchase plan or equity incentive plans from the shares reserved therefor or from the exercise of outstanding warrants to purchase Common Stock, in each case as described in the Registration Statement, the Pricing Prospectus and the Prospectus); (ii) there has not been any event which would reasonably be expected to have a Company Material Adverse Effect or, to the Company’s knowledge, an Echelon Material Adverse Effect, as applicable; (iii) neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, Echelon or Echelon’s subsidiaries, has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to have a Company Material Adverse Effect or an Echelon Material Adverse Effect, as applicable; and (iv) except as disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus or contemplated by the terms of the Merger Agreement, since the date of the latest balance sheet incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor its subsidiaries, nor, to the Company’s knowledge, Echelon or Echelon’s subsidiaries, has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(n)                                 There is no document, contract or other agreement required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required by the Act or Rules and Regulations.  Each description of such contracts, documents or other agreements in the Registration Statement, the Pricing Prospectus or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement.  Each such contract, document or other agreement described in the Registration Statement, the Pricing Prospectus or the Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and, to the Company’s knowledge, against the Company or its subsidiary, as the case may be, in accordance with its terms.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor, to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred, which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(o)                                 The statistical and market related data included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(p)                                 Neither the Company nor any subsidiary, nor, to the Company’s knowledge, Echelon or any of Echelon’s subsidiaries is (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) in default under, and no event has occurred, or will occur, which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any of its subsidiaries, or Echelon or any of Echelon’s subsidiaries, pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Company Material Adverse Effect or an Echelon Material Adverse Effect, as applicable.

(q)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(r)                                    The Merger Agreement has been duly authorized, executed and delivered by the Company and Merger Sub, and constitutes the valid and binding obligation of the Company and Merger Sub, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. None of the Company, Merger Sub or, to the Company’s knowledge, Echelon is in breach of any of its representations, warranties or covenants contained in the Merger Agreement, and, to the Company’s knowledge, there has been no development that would reasonably be expected to result in any such breach as of the date hereof and as of the Closing Date, except for such breaches or developments that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Merger Agreement.

(s)                                   Neither the execution, delivery and performance of this Agreement and the Merger Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except in each case for such consents or waivers which have already been obtained and are in full force and effect.

(t)                                    The Company has authorized, issued and outstanding capital stock as set forth under the captions “Prospectus Supplement Summary — The Offering” and “Description of Capital Stock” in the Registration Statement, the Pricing Prospectus and the Prospectus as of the respective dates set forth therein (except for subsequent issuances, if any, pursuant to the exercise of warrants or pursuant to any equity compensation plan described in the Registration Statement, the Pricing Prospectus and the Prospectus).  All of the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable.  The description of the capital stock of the Company in the Registration Statement, the Pricing Prospectus and the Prospectus is complete and accurate in all respects. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound except for participation rights described in the Registration Statement, the Pricing Prospectus and the Prospectus.  The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and sold pursuant to this Agreement, will be validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right.

Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance by the Company of, and there is no commitment, plan or arrangement for the Company to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock.  The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement, the Pricing Prospectus and the Prospectus.  All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(u)                                 No holder of any security of the Company has any right, which has not been waived, to have any such security owned by such holder included in the Registration Statement, the Pricing Prospectus and the Prospectus or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement.

(v)                                 There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries, or, to the Company’s knowledge, Echelon or any of Echelon’s subsidiaries, is a party or of which any property of the Company or any of its subsidiaries, or Echelon or any of Echelon’s subsidiaries, is the subject which, if determined adversely to the Company or any of its subsidiaries, or Echelon or any of Echelon’s subsidiaries, would individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect or an Echelon Material Adverse Effect, as applicable; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w)                               All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the Merger Agreement by the Company and the issuance and sale of the Shares by the Company.

(x)                                 Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, Echelon or any of Echelon’s subsidiaries, is involved in any labor dispute or, is any such dispute threatened, or to the Company’s knowledge, contemplated, except for disputes that would not reasonably be expected to have a Company Material Adverse Effect or an Echelon Material Adverse Effect, as applicable.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or, to the Company’s knowledge, Echelon’s principal suppliers or contractors which would reasonably be expected to have a Company Material Adverse Effect or Echelon Material Adverse Effect, as applicable.  The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries, or, to the Company’s knowledge, Echelon or Echelon’s subsidiaries, and any of its, or, to the Company’s knowledge, Echelon’s executive officers which, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect or an Echelon Material Adverse Effect, as applicable.

(y)                                 No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement, the Pricing Prospectus and the Prospectus, as required.

(z)                                  The Company has not taken, nor will it take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(aa)                          The Company and each of its subsidiaries, and to the Company’s knowledge, Echelon and each of Echelon’s subsidiaries, has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.  There are no tax audits or investigations pending, which if adversely determined would reasonably be expected to have a Company Material Adverse Effect or, to the Company’s knowledge, an Echelon Material Adverse Effect, as applicable; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries, or, to the Company’s knowledge, Echelon or any of Echelon’s subsidiaries.

(bb)                          The Common Stock is registered under Section 12(b) of the Exchange Act and the Shares have been duly authorized for listing on The NASDAQ Capital Market (“NCM”), subject to official Notice of Issuance.

(cc)                            The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or listing on the NCM, nor has the Company received any notification that the Commission or the NCM is contemplating terminating such registration or quotation.

(dd)                          The books, records and accounts of the Company and its subsidiaries and of Echelon and Echelon’s subsidiaries accurately reflect the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries and, to the Company’s knowledge, Echelon and Echelon’s subsidiaries, respectively.  The Company and each of its subsidiaries, and, to the Company’s knowledge, Echelon and each of Echelon’s subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s or Echelon’s, as applicable, consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s, and, to the Company’s knowledge, Echelon’s, internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act) is effective.  Since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, nor has there been any change, to the Company’s knowledge, in Echelon’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Echelon’s internal control over financial reporting.

(ee)                            The Company and its subsidiaries maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which:  (i) are designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the periods in which such reports are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

(ff)                              Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of its internal control over financial reporting which has or could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal control over financial reporting; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.

(gg)                            BPM has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(hh)                          To the Company’s knowledge, Armanino has not been engaged by Echelon to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(ii)                                  Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no material off -balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s, or any of its subsidiaries’, or, to the Company’s knowledge, Echelon’s or any of Echelon’s subsidiaries’ financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(jj)                                There is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and The NASDAQ Stock Market thereunder (collectively, the “Sarbanes-Oxley Act”).  The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(kk)                          The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary for companies of comparable size in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Registration Statement, the Pricing Prospectus and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ll)                                  Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Merger Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the Commission, The NASDAQ Stock Market, FINRA or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(mm)                  There are no affiliations with FINRA among the Company’s officers, directors or, to the Company’s knowledge, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus or as otherwise disclosed in writing to the Representatives.

(nn)                          (i) Each of the Company and each of its subsidiaries, and, to the Company’s knowledge, Echelon and each of Echelon’s subsidiaries, is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither the Company nor its subsidiaries, nor, to the Company’s knowledge, Echelon and Echelon’s subsidiaries, has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries, and, to the Company’s knowledge, Echelon and Echelon’s subsidiaries, has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that would reasonably be expected to require the Company or any of its subsidiaries, or Echelon and any of Echelon’s subsidiaries, to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries, or, to the Company’s knowledge, Echelon or Echelon’s subsidiaries, has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law.  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CER, CLA 1980.

(oo)                          The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Registration Statement, Pricing Prospectus and the Prospectus, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(pp)                          The operations of the Company and its subsidiaries, and, to the Company’s knowledge, Echelon and Echelon’s subsidiaries, are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, or, to the Company’s knowledge, Echelon and Echelon’s subsidiaries, with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(qq)                          Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, (x) any agent, affiliate, representative or other person acting on behalf of the Company or any of its subsidiaries or (y) Echelon or Echelon’s subsidiaries, or any agent, affiliate, representative or other person acting on behalf of Echelon or Echelon’s subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea); the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and for the past five (5) years, the Company and its subsidiaries, and, to the Company’s knowledge, Echelon and Echelon’s subsidiaries, have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(rr)                                Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ss)                              Each of the Company and, to the Company’s knowledge, Echelon has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company, or, to the Company’s knowledge, Echelon, could have any liability.

(tt)                                None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Pricing Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus listed in Schedule II hereto, and other materials, if any, permitted by the Act and the Rules and Regulations.

(uu)                          The Company is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(vv)                          Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, after due inquiry, (x) any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries or (y) Echelon or Echelon’s subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of Echelon or Echelon’s subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries or Echelon or Echelon’s subsidiaries:  (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti- bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Company and its subsidiaries and, to the Company’s knowledge, (x) the Company’s affiliates and (y) Echelon, Echelon’s subsidiaries and Echelon’s affiliates have conducted their respective businesses in compliance with the FCPA, U.K. Bribery Act 2010, and all other applicable anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ww)                      The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the

Company, and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(xx)                          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Registration Statement, the Pricing Prospectus or the Prospectus.

(yy)                          Except as described in the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from  the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(zz)                            The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1966, and the Company is not likely to become a PFIC.

(aaa)                     No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

4.  Agreements of the Company.  The Company covenants and agrees with the several Underwriters as follows:

(a)                                 The Company will not, either prior to the Applicable Time or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, file any amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

(b)                                 The Company will, to the extent applicable to the offer, sale or distribution of Shares, notify the Representatives promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of Section

4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.  If the Company has omitted any information from the Registration Statement pursuant to Rule 430B of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and notify the Representatives promptly of all such filings.  If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c)                                  To the extent applicable to the offer, sale or distribution of Shares, the Company will furnish to each Representative, without charge, a copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d)                                 The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e)                                  So long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), the Company will deliver to each of the Underwriters, without charge, as many written and electronic copies of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto as the Representatives may reasonably request.  The Company consents to the use of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith.  If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request.  The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus that is not approved by the Representatives after reasonable notice thereof.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Cowen and Company, LLC and, if requested by Cowen and Company, LLC, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)                                   Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the state or foreign securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject or assume any ongoing reporting obligations to any governmental or other authorities in any jurisdiction.

(g)                                  The Company will, so long as required under the Rules and Regulations, furnish to its stockholders after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated subsidiaries, if any, certified by independent public accountants) and, after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries, if any, for such quarter in reasonable detail, in each case within the time period required therefor under the Exchange Act and the Rules and Regulations.

(h)                                 The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).  For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(i)                                     Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Underwriters all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement to any of the foregoing, (ii) the preparation and delivery of book entries representing the Shares, (iii) the printing of this Agreement, if applicable, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, and any Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NCM, (vi) any filings required to be made in connection with clearance of the offering of the Shares with FINRA (including the fees, disbursements and other charges of counsel for the Underwriters in connection therewith), (vii) the registration or qualification of the Shares for offer and sale under the state or foreign securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f) and the preparation, printing and distribution of any Blue Sky memoranda or foreign jurisdiction offering wraps or memoranda (including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith), (viii) fees, disbursements and other charges of counsel to the Company and of BPM and Armanino, (ix) the transfer agent for the Shares, (x) “road show” presentations to prospective purchasers of the Shares (including any travel expenses of the Company’s officers, directors and employees in connection with attending or hosting meetings and half of the cost of any aircraft chartered in connection with the road show), and (xi) all other costs and expenses of the Underwriters incident to the performance of their obligations hereunder not otherwise specifically provided for herein, including the fees, disbursements and other charges of counsel to the Underwriters; provided, however, that in no event shall the Company be required to pay or reimburse if paid by the Underwriters any costs and expenses in excess of $150,000 in the aggregate.

(j)                                    The Company will not take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k)                                 The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(l)                                     Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, during the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus, without the prior written consent of Cowen and Company, LLC, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant to employee stock option plans disclosed in the Prospectus or pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

(m)                             During the period of 90 days after the date of the Prospectus, except for registration statements on Form S-8, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of Cowen and Company, LLC.

(n)                                 The Company will cause each of its executive officers, and directors and certain stockholders designated by the Representatives to enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Cowen and Company, LLC, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Schedule III hereto.

5.   Further Agreements

(a)                                 The Company represents and agrees that, without the prior written consent of Cowen and Company, LLC, and each Underwriter represents and agrees that, without the prior written consent of the Company and Cowen and Company, LLC, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations. Any such Free Writing Prospectus the use of which has been consented to by the Company and Cowen and Company, LLC is listed on Schedule II and herein called a “Permitted Free Writing Prospectus.”

(b)                                 The Company agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, record keeping and legending.

6.   Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

(a)                                 All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b)                                 (i) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the Company’s knowledge, threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement, the Prospectus or the Pricing Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith, and (v) the Representatives shall have received certificates dated the Closing Date and, if later, the applicable Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

(c)                                  Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Pricing Prospectus, and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Pricing Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters.

(d)                                 Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall have been no litigation or other proceeding instituted against (x) the Company, any of its subsidiaries, or any of their officers or directors in their capacities as such, or (y) to the Company’s knowledge, Echelon, any of Echelon’s subsidiaries, or any of Echelon’s officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, have a Company Material Adverse Effect or an Echelon Material Adverse Effect, as applicable, or if, in the judgment of the Representatives, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters.

(e)                                  Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality, Company Material Adverse Effect or Echelon Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty) at the Closing Date and, with respect to the Option Shares, at the applicable Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at the applicable Option Closing Date, shall have been duly performed, fulfilled or complied with in all material respects.

(f)                                   The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, at the applicable Option Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters from Fenwick & West LLP, counsel to the Company in form and substance previously agreed to between Fenwick & West LLP and Shearman & Sterling LLP, counsel to the Underwriters.

(g)                                  The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, at the applicable Option Closing Date, from Shearman & Sterling LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

(h)                                 Concurrently with the execution and delivery of this Agreement, BPM shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company and its subsidiaries as required by the Act and the Exchange Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package. At the Closing Date and, with respect to the Option Shares, at the applicable Option Closing Date, BPM shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from BPM, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date or the applicable Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date or the applicable Option Closing Date, as the case may be.

(i)                                     Concurrently with the execution and delivery of this Agreement, Armanino shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to Echelon and its subsidiaries as required by the Act and the Exchange Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package. At the Closing Date and, with respect to the Option Shares, at the applicable Option Closing Date, Armanino shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from Armanino, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date or the applicable Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date or the applicable Option Closing Date, as the case may be.

(j)                                    At the Closing Date and, with respect to the Option Shares, at the applicable Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

(i)                                     Each signer of such certificate has carefully examined the Registration Statement, the Prospectus and the General Disclosure Package (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Pricing Prospectus and the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the applicable Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

(ii)                                  Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects (in the case of any representation and warranty containing a materiality, Company Material Adverse Effect or Echelon Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty).

(iii)                               Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

(k)                                 On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(n).

(l)                                     The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the applicable Option Closing Date.

(m)                             Prior to the Closing Date, the Company shall have filed a notice of listing of additional shares with respect to the Shares with the NCM and the NCM shall not have objected to such listing.

(n)                                 The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the applicable Option Closing Date of any statement in the Registration Statement, the Prospectus or the General Disclosure Package, as to the accuracy at the Closing Date and the applicable Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

7.   Indemnification.

(a)                                 The Company will indemnify and hold harmless each Underwriter, the partners, members, directors, officers, employees, agents and affiliates of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. The Company acknowledges that the Underwriter Information constitutes the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)                                 Each Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in Section 7(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. The Company acknowledges that the Underwriter Information constitutes the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the

Prospectus or any Issuer Free Writing Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c)                                  Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(d)                                 If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)                                  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

8.   Reimbursement of Certain Expenses. In addition to its other obligations under Section 7(a) of this Agreement, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or under law, all as described in Section 7(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 8 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

9.   Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the applicable Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares or the Option Shares, as the case may be, in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by The NASDAQ Stock Market, (ii) trading in securities generally on the New York Stock Exchange or The NASDAQ Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by The NASDAQ Stock Market, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

If this Agreement is terminated pursuant to Section 10 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 4(i), 7 and 8 hereof; but, if for any other reason the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all documented and reasonable out-of-pocket expenses (including the documented and reasonable fees, disbursements and other charges of counsel to the Underwriters) incurred by the Underwriters in connection with the offering of the Shares.

10.   Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares that it or they agreed to purchase hereunder and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.   No Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement (including the determination of the terms of the offering of the Shares) is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the

Company and have no obligation to disclose or account to the Company for any of such differing interests, and (v) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12.   Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 3600 Peterson Way, Santa Clara, California 95054, Attention: Chief Executive Officer, with a copy to Mark A. Leahy, Esq., Fenwick & West LLP, 801 California Street, Mountain View, California 94041 or (b) if to the Underwriters, to the Representatives at the offices of Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, Attention: General Counsel, with a copy to Christopher Forrester, Shearman & Sterling LLP, 1460 El Camino Real, Floor 2, Menlo Park, CA 94025. Any such notice shall be effective only upon receipt. Any notice under Section 9 or 10 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each of the Company and the Underwriters hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

[Signature Page Follows]

Very truly yours,

ADESTO TECHNOLOGIES CORPORATION

By:	/s/ Ron Shelton
Name: Ron Shelton
Title: Chief Financial Officer

Conformed as of the date first
above mentioned:

Cowen and Company, LLC

Needham & Company, LLC

Acting individually and as Representatives of the several Underwriters

Cowen and Company, LLC

By:	/s/ Chris Weekes
Name: Chris Weekes
Title: Managing Director

Needham & Company, LLC

By:	/s/ John Higgins
Name: John Higgins
Title: Managing Director

SCHEDULE I

UNDERWRITERS

Underwriters	Number of Firm Shares to be Purchased
Cowen and Company, LLC	2,579,500
Needham & Company, LLC	1,634,800
Canaccord Genuity LLC	1,286,400
Roth Capital Partners, LLC	1,031,800
The Benchmark Company, LLC	167,500
Total	6,700,000

SCHEDULE II

Issuer General Use Free Writing Prospectuses:

Road show presentation first distributed on July 9, 2018

Permitted Free Writing Prospectuses:

None.

Additional Documents Incorporated by Reference:

None.

Other Information Included in the General Disclosure Package:

The following information is also included in the General Disclosure Package:

1.                                      The initial price to the public, which is $6.00 per share.

2.                                      The number of Firm Shares, which is 6,700,000.

3.                                      The number of Option Shares, which is 1,005,000.

SCHEDULE III

FORM OF LOCK-UP AGREEMENT

July        , 2018

Cowen and Company, LLC

Needham & Company, LLC

as representatives of the several Underwriters (the “Representatives”)

c/o Cowen and Company, LLC (“Cowen”)

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned is a holder of securities of Adesto Technologies Corporation, a Delaware corporation (the “Company”), and wishes to facilitate the public offering of shares of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Offering”).  The undersigned understands that the Representatives propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the Offering by the several underwriters, including the Representatives (the “Underwriters”). The undersigned recognizes that such Offering will be of benefit to the undersigned.

In consideration of the foregoing and in order to induce the Underwriters to continue their efforts in connection with the Offering, the undersigned hereby agrees that, during the period commencing as of the date hereof and ending on the date that is ninety (90) days after the date of the final Prospectus Supplement relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written approval of Cowen on behalf of the Underwriters, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to:

i.                                          transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts; provided, that, the recipient of such a gift agrees to be bound in writing by the restrictions set forth herein; provided, further, that no filing under the Securities Exchange Act of 1934 (the “Exchange Act”) or other public announcement reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or voluntarily made in connection with such disposition during the Lock-Up Period;

ii.                                       transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (a) to any member of the immediate family of the undersigned, (b) to any trust or partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (including by will or intestate succession), (c) by will or intestacy, or (d) pursuant to a qualified domestic order or in connection with a divorce settlement or other court order; provided, that, in the case of any transfer pursuant to this Paragraph ii, the transferee agrees prior to any such transfer to be bound in writing by the restrictions set forth herein (except that in the case of transfers made pursuant to subsection (d) hereof if the transferee does not so agree, such transfer may continue to be made by operation of law pursuant to such order or settlement); provided, further, that no filing under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or voluntarily made in connection with such transfer during the Lock-Up Period;

iii.                                    transfers or distributions of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned, provided the undersigned is (1) a corporation, limited liability company, partnership or other business entity either to (A) another corporation, limited liability company, partnership or other business entity that controls, is controlled by or managed by or is under common control with the undersigned or (B) as part of a distribution to an equity holder (including without limitation a general partner, limited partner or member) of the undersigned or the estate of any such equity holder, or (2) a trust, to a trustee or beneficiary of the trust or the estate of a beneficiary of such trust; provided, that, in the case of any transfers or distributions pursuant to this Paragraph iii, the transferee or distributee agrees to be bound in writing by the restrictions set forth herein; provided, further, that no filing under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or voluntarily made in connection with such transfer or distribution during the Lock-Up Period;

iv.                                   the exercise for cash of any stock options or the settlement of restricted stock units (including performance-based restricted stock units) for shares of Common Stock (“RSUs”) granted under an equity incentive plan described in the Prospectus in accordance with the terms of the equity incentive plan and the agreements related thereto; provided, that, any Common Stock issued to the undersigned upon such exercise shall continue to be subject to the restrictions set forth herein; provided, further, that the transfer of Common Stock to the Company upon the settlement of RSUs to cover tax withholding obligations or remittance payments in connection with such settlement shall be permitted, so long as the undersigned includes a statement to the effect that such transfer is being made to satisfy tax withholding obligations in any report required to be filed under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock or of securities convertible into or exercisable or exchangeable for Common Stock as a result of such transfer;

v.                                      the transfer of Common Stock in “sell-to-cover” transactions in full or partial payment of taxes or tax withholding obligations required to be paid or satisfied upon the settlement or exercise of any equity award under an equity incentive plan described in the preliminary Prospectus Supplement relating to the Offering in accordance with the terms of the Company’s equity incentive plans and the agreements related thereto; provided, however, that in no event shall the number of shares of Common Stock sold by all signatories to Lock-Up Agreements with Cowen in connection with the Offering exceed 10,000 shares in the aggregate; provided, further, that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock or of securities convertible into or exercisable or exchangeable for Common Stock, the undersigned shall include a statement in such report to the effect that such transfer is being made to satisfy tax withholding obligations; and

vi.                                   the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided, that, such plan does not provide for the transfer of Common Stock during the Lock-Up Period; provided, further, that no filing under the Exchange Act or other public announcement reporting the establishment of such plan shall be required or voluntarily made by or on behalf of the undersigned or the Company in connection with such plan during the Lock-Up Period.

In addition, the undersigned agrees that, without the prior written consent of Cowen, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

If (i) the Company notifies Cowen or Cowen notifies the Company in writing that such party does not intend to proceed with the Offering, (ii) the underwriting agreement in connection with the Offering (the “Underwriting Agreement”) is not executed by September 30, 2018, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement.

Very truly yours,

(Signature)

(Printed Name)